SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934 (Amendment No.   )


Filed by the registrant                              /X/

Filed by a party other than the registrant           / /

Check the appropriate box:
         / /     Preliminary proxy statement
         / /     Confidential, for use of the Commission only (as permitted by
                 Rule 14a-6(e)2)
         /X/     Definitive proxy statement
         / /     Definitive additional materials
         / /     Soliciting material pursuant to Rule 14a-11(c) or Rule 14(a)-12

                             TRINITECH SYSTEMS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                Kevin C. Cassidy
--------------------------------------------------------------------------------
                   (Name of Person(s) filing Proxy Statement)

Payment of filing fee (check the appropriate box):
         /X/     No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:



         (2)     Aggregate number of securities to which transaction applies:



         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):



         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

         / /     Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount previously paid:




         (2)     Form, Schedule or Registration Statement no.:




         (3)     Filing Party:




         (4)     Date Filed:

                             TRINITECH SYSTEMS, INC.
                              STAMFORD HARBOR PARK
                                333 LUDLOW STREET
                               STAMFORD, CT 06902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 3, 1998

                      ------------------------------------


To the Stockholders of TRINITECH SYSTEMS, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Trinitech Systems, Inc. (the "Company") will be held on Monday, June 3, 1998 at 10:00 A.M. local time, at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902 for the following purposes:

         1. To elect four (4) Directors to the Board of Directors for the ensuing year;

         2. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 24, 1998 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.


                                        By Order of the Board of Directors.



                                        /s/ Kevin C. Cassidy
                                        Kevin C. Cassidy
                                        SECRETARY


Stamford, Connecticut
April 30, 1998

           WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                      ------------------------------------


                             TRINITECH SYSTEMS, INC.

                      ------------------------------------


                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, JUNE 3, 1998

         This Proxy Statement is furnished to stockholders of Trinitech Systems, Inc., a New York corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Stockholders to be held on June 3, 1998 at 10:00 A.M., Eastern Daylight Time, at the principal executive offices of the Company located at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902. The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and enclosed proxy card will be first mailed to the shareholders of the Company on or about May 8, 1998, accompanied by the Company's Annual Report for the year ended December 31, 1997, and the Company incorporates the contents of such report herein by reference thereto.

         As indicated in the Notice of Annual Meeting of the Stockholders, the Meeting has been called to 1) elect four (4) Directors to the Board of Directors for the ensuing year and 2) consider and act upon such other business as may properly come before the Annual Meeting.

                            PROXIES AND VOTING RIGHTS

         Stockholders of record at the close of business on April 24, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. The voting securities of the Company outstanding on the Record Date consisted of 8,663,530 shares of common stock, par value $.001 (the "Shares"), entitling the holders thereof to one vote per Share. There was no other class of voting securities of the Company outstanding on such date. All shares have equal voting rights. A majority of the outstanding Shares present in person or by proxy is required for a quorum.

         All proxies delivered pursuant to this solicitation may be revoked by the person executing the same by notice in writing received at the office of the Company at any time prior to exercise. If not revoked, the Shares represented thereby will be voted at the Meeting. All proxies will be voted in accordance with the instructions specified thereon. If no specification is indicated on the Proxy, the Shares represented thereby will be voted (i) FOR the election of the persons nominated as Directors and (ii) at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the election of Directors.

         Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Neither broker "non-votes" nor abstentions are included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations.

         All expenses in connection with the solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding Shares in the names of their nominees for their reasonable expenses in sending proxy material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Company's Shares, as at the Record Date, by (i) each person known by the Company to be the beneficial owner of more than five percent of the Shares, (ii) each director and nominee for election as a director, (iii) each of the executive officers named in the executive summary compensation table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each stockholder has sole voting power and sole dispositive power with respect to the indicated Shares.

=====================================================================================================================
                                                                Shares
                                                             Beneficially
         Name and Address of Beneficial Owner                    Owned                Percentage of Class (*)
---------------------------------------------------------------------------------------------------------------------
Peter Kilbinger Hansen                                             977,350(1)                         11.3%
333 Ludlow Street
Stamford, CT  06902
---------------------------------------------------------------------------------------------------------------------
Lars Kragh                                                         212,650                             2.5%
333 Ludlow Street
Stamford, CT  06902
---------------------------------------------------------------------------------------------------------------------
William E. Alvarez Jr.                                                   --                             **
57 Dayton Road
Redding, CT 06895(4)
---------------------------------------------------------------------------------------------------------------------
Dr. John H. Chapman                                                  7,500(2)                          **
3 Landmark Square
Stamford, CT  06900
---------------------------------------------------------------------------------------------------------------------
Craig M. Shumate                                                    52,587(2)                          **
29 Hilltop Road
Mendham, NJ  07945
---------------------------------------------------------------------------------------------------------------------
Carl E. Warden                                                     428,700(3)                          4.9%
1516 Country Club Drive
Los Altos, CA  94022
---------------------------------------------------------------------------------------------------------------------
All Executive Officers and Directors as a Group                  1,678,787                            19.4%
(6 persons)
=====================================================================================================================

*    Based upon 8,663,530 shares outstanding on April 24, 1998.
**   Less than 1% of outstanding common stock.

(1) Includes 650,000 shares held by TechSoft, a corporation partially owned by Mr. Hansen, which shares may be deemed to be beneficially owned by Mr. Hansen. Also included are 7,500 shares subject to Warrants and 50,000 Options to purchase the Company's Common Stock held by Mr. Hansen which are exercisable within 60 days of April 24, 1998.

(2) Consists of shares issuable upon exercise of Warrants within 60 days of April 24, 1998.

(3) Includes 22,500 shares issuable upon exercise of Warrants within 60 days of April 24, 1998.

(4)  Resigned from employment with the Company effective January 1998.

                                   MANAGEMENT

                  The directors and executive officers of the Company are as follows:


Name                      Age   Position
----                      ---   --------

Peter Kilbinger Hansen    37    President, Chief Executive Officer, Chairman and
                                Director

Kevin C. Cassidy          32    Chief Financial Officer and Secretary

Lars Kragh                37    Vice President-Research and Development Manager

Dr. John H. Chapman       54    Director

Craig M. Shumate          52    Director

Carl E. Warden            59    Director


------------------
Principal Occupation for the Past Five Years and Current Public Directorships of the executive officer's and directors are as follows:

                  PETER KILBINGER HANSEN founder of the Company, has served as President and Chairman and as a director since the commencement of the Company's operations in June 1991. Mr. Hansen also serves as a member of the Compensation Committee of the Board of Directors. Prior to founding Trinitech, Mr. Hansen served for three years as a director of banking systems of Business Line A/S, a Danish company, where he installed more than 30 on-line telex trading systems. Prior thereto, Mr. Hansen was for more than three years the Sales & Marketing Director of Mark Computer Systems, responsible for developing the business idea for and successfully launching its turn-key network broker communication system. Mr. Hansen has a degree in Economics from Neils' Brock Business School of Copenhagen and associated degree in Economics from the Copenhagen University of Language and Economics.

                  KEVIN C. CASSIDY joined Trinitech as Chief Financial Officer and Secretary in March 1998. Prior to March 1998, Mr. Cassidy was employed by Ernst & Young LLP, Certified Public Accountants, since 1989 where he managed several initial public offerings and mergers and acquisitions. Mr. Cassidy received his Bachelor of Science Degree in Accounting from LeMoyne College in Syracuse New York. Mr. Cassidy is also a licensed Certified Public Accountant.

                  LARS KRAGH has been with the Company since its inception and has served as Vice President Research and Development Manager since January 1991. He is directly involved in all research and development of the Company's products. Prior to joining the Company, he developed turn-key network systems for banking involving numerous system integrations with Reuters, Micrognosis and international data carriers services. Also, Mr. Kragh developed an accounting and ticketing system for SAS-Airlines and a substantial turn-key PC Network Communication System for the shipping industry. In total, Mr. Kragh has developed software for turn-key integrations that are utilized in the daily operations of more than 300 international companies in Europe, the Far East and the United States. Mr. Kragh holds a Masters of Science in Electrical Engineering from the Danish University of Technology.

                  DR. JOHN HAVEN CHAPMAN has served as a Director of the Company since May 1992. Dr. Chapman serves as Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. Dr. Chapman has over twenty years experience in the computer and telecommunication industries, and presently serves as President of Strategic Financing Corporation and Strategic Research Inc., which are involved in the development and financing of corporate enterprises. His industry experience has included executive positions at Xerox Corporation and Gartner Group, and he has served as the Executive Director and is a Research Fellow of The Center for Telecommunications and Information Studies at Columbia University. Dr. Chapman is also a Partner of Gilbert, Segall and Young, a law firm with an international practice. In addition, he is Counsel to the Computer and Communications Industry Association, an international trade association based in Washington, DC. Dr. Chapman received his Engineering and English Degrees from Brown University, his Masters Degree in Management and Finance from the University of Southern California, a Juris Doctor Degree from Boston University School of Law, and his Ph.D. in Business Economics and Public Policy from Columbia University.

                  CRAIG M. SHUMATE has served as a Director of the Company since February 1994. Mr. Shumate is a manager and consultant serving firms in the securities and investment industries, specializing in real-time electronic information systems and services in support of financial trading. He is principal consultant and founder of The Morris Group for Information Technology. Over the last 25 years, Mr. Shumate has served as VP Business Development for the publishing firm of Waters Information Services, VP Marketing and Sales for the quote vendor CQI/ComStock, VP Operations for the portfolio accounting service bureau of Shaw Data Services, and SVP of the software/systems house R. Shriver Associates. Mr. Shumate received his Engineering Degree from Cornell University and his Masters Degree in Management from the Sloan School of Management at the Massachusetts Institute of Technology.

                  CARL E. WARDEN has served as a Director of the Company since August 1993. Mr. Warden serves as Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors. Mr. Warden is the principal founder of Sanifill, Inc. and a founder of Allwaste, Inc. From June 1989 through January 1990, Mr. Warden was Chairman of the Board of Directors and Co-Chief Executive Officer of Sanifill and Vice Chairman of the Board from February 1990 until February 1994. For more than five years prior thereto, Mr. Warden was a self-employed private investor. Mr. Warden received his BBA from the Freeman School of Business at Tulane University.

None of the Directors or Executive Officers has been involved in material legal proceedings during the last five years in which he has been a party adverse to or has had a material interest adverse to the Company.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The by-laws of the Company provide that the Company shall have not less than two nor more than seven directors, the exact number to be fixed by the Board of Directors of the Company from time to time. The Board of Directors of the Company presently consists of four members. A total of four directors will be elected at the Annual Meeting to serve, subject to the provisions of the by-laws of the Company, until the next annual meeting of the Stockholders and until the election and qualification of their successors or until their prior death, resignation or removal. All nominees are currently directors of the Company. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any nominee not be a candidate at the time of the Meeting (a situation which is not now anticipated), proxies may be voted in favor of the remaining nominees and may also be voted for a substitute nominee selected by the Board of Directors.

The names of the nominees for director are John H. Chapman, Peter K. Hansen, Craig M. Shumate and Carl E. Warden.

The preceding section contains certain information regarding each of the nominees for director.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL FOUR OF THE ABOVE-NAMED NOMINEE DIRECTORS OF THE COMPANY. The proxy enclosed herewith will be voted FOR all four of the above-named nominee directors of the Company unless the stockholder specifically votes against any or all of the nominee directors, or abstains from voting on this matter.

DIRECTORS MEETINGS AND COMPENSATION

         The Board of Directors meets on a regularly scheduled basis and met five times during 1998. The Board of Directors has assigned certain responsibilities to committees. The Audit Committee, which met once during 1997, reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's accounting policies, controls and statements and coordinates with the Company's independent public accountants. Members of the Audit Committee are John H. Chapman (Chairman) and Carl E. Warden. The Compensation Committee, which met once during 1997, determines the amounts and types of remuneration to be paid to management employees. Members of the Compensation Committee are Carl E. Warden (Chairman), Peter K. Hansen and John
H. Chapman. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of New York.

         As compensation for their services as members of the Board of Directors for 1996, 1997 and 1998, and pursuant to a formula plan, each Board Member, except Mr. Hansen, received warrants to purchase Common Stock of the Company. Mr. Hansen received options to purchase Common Stock. The warrants and options (exercisable into an aggregate of 67,500 shares and 22,500 shares of Common Stock, respectively) vest in three equal portions on December 31, 1996, 1997 and 1998, so long as the director completes service for such respective years.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain information, for the years ended December 31, 1997, 1996 and 1995, respectively, concerning compensation awarded to, earned by or paid to the chief executive officer of the Company and (ii) the four most highly compensated executive officers of the Company other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1997 and who were employed by the Company on December 31, 1997 (the "Named Executive Officers"). Other than the chief financial officer and Vice President - Research and Development Manager of the Company, no other executive officer received compensation in excess of $100,000 for the periods presented below.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation     Long-Term Compensation
                                            -----------------------------  ----------------------
Name and                                    Salary             Other             Option          All Other
Principal Position              Year          $                  $              (Shares)      Compensation(g)
------------------              ----         ---                 --             --------      ---------------
Peter K. Hansen,                1997         $115,000           $57,900(a)     250,000(b)          $1,300
President                       1996         $115,000           $41,900(a)      22,500(c)          $3,460
                                1995         $115,000           $30,200(a)          --             $3,460

William E. Alvarez Jr.,         1997         $106,000                           15,000(d)          $2,535
Chief Financial Officer         1996              N/A
                                1995              N/A


                                       -5-

                                                   Annual Compensation     Long-Term Compensation
                                            -----------------------------  ----------------------
Name and                                    Salary             Other             Option          All Other
Principal Position              Year          $                  $              (Shares)      Compensation(g)
------------------              ----         ---                 --             --------      ---------------
Lars Kragh,                     1997         $100,000                          100,000(e)          $2,896
Vice President-                 1996              N/A
Research and                    1995              N/A
Development Manager

(a)  Represents sales commissions.
(b) Represents 250,000 options which vest ratably over five years at 50,000 per annum beginning on January 3, 1998.
(c)  Represents options which vested on July 29, 1997.
(d)  Represents 15,000 options which vested on January 3, 1998
(e) Represents 100,000 options which vest ratably over five years at 20,000 per annum beginning on January 3, 1998.
(f)  Resigned from  employment  with the Company  effective  January  1998.
(g)  Primarily represents car allowance.


STOCK OPTION GRANTS

         The following table provides information with respect to the Named Executive Officers concerning grants of stock options during the year ended December 31, 1997.

                          OPTION GRANTS IN FISCAL 1997

                                                  Percentage of
                                                  Total Options
                                     Number of    Granted to
                                     Options      Employees in        Per Share
Name                                 Granted      Fiscal 1997         Exercise Price     Expiration Date
----                                 -------      -----------         --------------     ---------------
Peter K.  Hansen                   250,000(1)      33.2%                $4.95             January 3, 2002

William E. Alvarez Jr. (4)          15,000(2)       2.0%                $4.50             January 3, 2002

Lars Kragh                         100,000(3)      13.3%                $4.50             January 3, 2002

(1) Represents options to purchase the Company's Common Stock granted on January 3, 1997 at 110% of the then fair market value of the Company's Common Stock. The options granted vest 50,000 each year beginning on January 3, 1998.
(2) Represents options to purchase the Company's Common Stock granted on January 3, 1997 at the then fair market value of the Company's Common Stock. The options vest on January 3, 1998.
(3) Represents options to purchase the Company's Common Stock granted on January 3, 1997 at the then fair market value of the Company's Common Stock. The options granted vest 20,000 each year beginning on January 3, 1998.
(4)  Resigned from employment with the Company effective January 1998.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL PERIOD,
                        AND FISCAL YEAR-END OPTION VALUES

                          Number of                          Number of Securities
                          Shares                             Underlying Unexercised          Value of Unexercised In-the-Money
                          Acquired on     Value            Options at December 31, 1997        Options December 31, 1997(1)
Name                      Exercise        Realized              (E)               (U)               (E)                (U)
----                      --------        --------         ------------     ------------     --------------      --------------
Peter K. Hansen
         OPTIONS                   --               --           22,500           250,000            $92,800           $700,000
         WARRANTS             115,000         $230,000            7,500                --            $43,100                 --

William E. Alvarez
         OPTIONS                   --               --           47,500            15,000           $195,900            $48,000

Lars Kragh
         OPTIONS                   --               --               --           100,000                 --           $325,000
         WARRANTS              75,000         $150,000               --                --                 --                 --

--------------------------
  (E) Exercisable
  (U) Unexercisable
  (1) Based on the December 31, 1997 closing price of $7.75 as reported by AMEX.

EMPLOYMENT AGREEMENT

         In January 1991, the Company entered into a five-year employment agreement with Peter Kilbinger Hansen, its President. In fiscal 1997, Mr. Hansen's salary was $115,000 which base salary is to be reviewed on an annual basis by the Compensation Committee. In addition, Mr. Hansen is entitled to receive a sales commission on the gross sales of any products of the Company which are sold through his direct sales efforts, which is equivalent to the normal sales commission paid to all Company commission employees. During the years ended December 31, 1997, 1996 and 1995, Mr. Hansen earned commissions of $57,900, $41,900 and $30,200, respectively. In the event Mr. Hansen is terminated by the Company without cause, he is entitled to receive an amount equal to four times his then current base salary and prorated payment of any bonus, cash or stock earned.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as referenced under "Directors Meetings and Compensation" above, there has been no transaction during the last two years, or proposed transaction, in each case involving an amount in excess of $60,000, to which the Company was or is to be a party, in which any director, executive officer or security holder named under "Security Ownership" had or is to have a direct or indirect material interest.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of Arthur Andersen LLP, served as the Company's independent public accountants for the year ended December 31, 1997. The Board of Directors has selected Arthur Andersen LLP to serve as the independent public accountants of the Company for the current year ending December 31, 1998. Such firm has no other relationship to the Company. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting, and such representative will have the opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions from shareholders.

                              STOCKHOLDER PROPOSALS

         Proposals of shareholders intended for presentation at the next Annual Meeting of Shareholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by December 15, 1998.


                                  OTHER MATTERS

         The Board of Directors does not know of any matter, other than those described above, that may be presented for action at the Annual Meeting. If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

         The Annual Report for the fiscal year ended December 31, 1997, including financial statements, is being mailed herewith. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and another will be sent to you.


                               By Order of the Board of Directors




                               /s/ Kevin C. Cassidy
                               --------------------
                               Kevin C. Cassidy
                               Secretary
                               Trinitech Systems, Inc.

Stamford, Connecticut
April 30, 1998